UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2016

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Continental Rail Corp.

(Exact name of registrant as specified in its charter)

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Nevada	333-194337	33-0864127
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 E. Commercial Blvd., PH-D, Ft. Lauderdale, FL 33308

(Address of Principal Executive Office) (Zip Code)

954-440-4678

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 – Amended Articles of Incorporation or Bylaws; Change in Fiscal Year

Subject to FINRA approval, effective as of November 22, 2016, Continental Rail Corp. filed a Certificate of Amendment pursuant to Nevada Revised Statutes (“NRS”) sections 78.385 and 78.390 and a Certificate of Change pursuant to NRS 78.0295 with the Nevada Secretary of State. The Certificate of Amendment provided for a change in the Company’s name from Continental Rail Corp. to MediXall Group, Inc. The Certificate of Change provided for a 1 for 15 reverse stock split of the Company’s issued and outstanding common stock. The Articles of Incorporation of the Company were amended in accordance with the Certificates of Amendment and Change as of the effective date indicated on the Certificates, November 22, 2016.

The Certificate of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The Certificate of Change is attached hereto as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by this reference.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

The Company has filed an Issuer Company-Related Action Notification Form with FINRA to change its name and trading symbol to “MEDX” from “CRCX” and notify FINRA of the reverse stock split.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)

Exhibits

Exhibit 3.1

Certificate of Amendment, effective November 22, 2016

Exhibit 3.2

Certificate of Correction, dated November 10, 2016

Exhibit 3.3

Certificate of Change, effective November 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 4, 2016	Continental Rail Corp.

	By:	/s/ Timothy Hart
Chief Financial Officer